UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: March 31, 2021
(Date of earliest event reported)

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreements

On March 31, 2021, Earthstone Energy, Inc. (“Earthstone”), Earthstone Energy Holdings, LLC, a subsidiary of Earthstone (“EEH” and collectively with Earthstone, the “Company”), as buyer, Tracker Resource Development III, LLC (“OpCo”) and TRD Royalty Holdings (TX), LP (“RoyaltyCo” and collectively with OpCo, “Tracker”), as seller, entered into a Purchase and Sale Agreement (the “Tracker Purchase Agreement”). Also, on March 31, 2021, Earthstone and EEH, as buyer, and SEG-TRD, LLC (“SEG-I”) and SEG-TRD II, LLC (“SEG-II” and collectively with SEG-I, “Sequel”), as seller, entered into a Purchase and Sale Agreement (the “Sequel Purchase Agreement”).

Pursuant to the Tracker Purchase Agreement, the Company will acquire (the “Tracker Acquisition”) interests in oil and gas leases and related property of Tracker located in Irion County, Texas, for a purchase price (the “Tracker Purchase Price”) of $29.6 million in cash and 4.7 million shares (the “Tracker Shares”) of Class A common stock, $0.001 par value per share of Earthstone (the “Class A Common Stock”). The cash portion of the Tracker Purchase Price is subject to adjustments with an effective date of March 1, 2021. Upon execution of the Tracker Purchase Agreement, EEH deposited $2.96 million in cash into a third party escrow account as a deposit pursuant to the Tracker Purchase Agreement, which will be credited against the purchase price upon closing of the Tracker Acquisition.

Pursuant to the Sequel Purchase Agreement, the Company will acquire (the “Sequel Acquisition” and with the Tracker Acquisition, the “Acquisition”) certain well-bore interests and related equipment held by Sequel that are part of a joint venture between OpCo and Sequel involving portions of the acreage covered by the Tracker Purchase Agreement for a purchase price (the “Sequel Purchase Price”) of $52.0 million in cash and 1.5 million shares (the “Sequel Shares” and with the Tracker Shares, the “Acquisition Shares”) of Class A Common Stock. The cash portion of the Sequel Purchase Price is subject to adjustments with an effective date of March 1, 2021. Upon execution of the Sequel Purchase Agreement, EEH deposited $5.2 million in cash into a third party escrow account as a deposit pursuant to the Sequel Purchase Agreement, which will be credited against the purchase price upon closing of the Sequel Acquisition.

Each of the Tracker Purchase Agreement and the Sequel Purchase Agreement contains customary representations and warranties for transactions of this nature. The Tracker Purchase Agreement and the Sequel Purchase Agreement also contain customary pre-closing covenants of the parties, including the obligation of the Tracker and Sequel to conduct their business in the ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions.

Both Acquisitions are expected to close in the third quarter of 2021, subject to the satisfaction of several closing conditions, including (i) approval of the issuance of the Acquisition Shares (a) by a majority of the outstanding voting securities of Earthstone, excluding voting securities held by EnCap Investments L.P. and its affiliates, and management of Earthstone, and (b) by a majority of the outstanding voting securities of Earthstone voting in person or by proxy at a meeting of stockholders, (ii) specified materiality standards, the accuracy of the applicable counterparty’s representations and warranties in the Tracker Purchase Agreement and the Sequel Purchase Agreement, (iii) the applicable counterparty’s performance or compliance in all material respects with the covenants contained in the respective Tracker Purchase Agreement and Sequel Purchase Agreement, (iv) the absence of certain legal matters prohibiting the Acquisition, (v) each counterparty being ready to deliver specified closing deliverables, (vi) the aggregate value of the title defects and environmental defects, subject to thresholds and deductibles, being less than 10% of the aggregate purchase price, and (vii) the Acquisition Shares being authorized for listing on the New York Stock Exchange. The Tracker Purchase Agreement and the Sequel Purchase Agreement each provide for an outside termination date of August 15, 2021 (which may be extended by 60 days in limited circumstances). The Tracker Purchase Agreement and the Sequel Purchase Agreement also provide for termination rights, including the right of the parties to terminate the Tracker Purchase Agreement and the Sequel Purchase Agreements if the Tracker Acquisition or the Sequel Acquisition, respectively, is not consummated on or before August 15, 2021 (which may be extended by 60 days in limited circumstances). The closing of the Sequel Acquisition is conditioned upon the closing of the Tracker Acquisition.

In connection with the closing of the Tracker Purchase Agreement and the Sequel Purchase Agreement, Earthstone will also enter into customary registration rights agreements with OpCo, SEG-I, SEG-II and their equity holders containing provisions by which Earthstone will, among other things, file a registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”) providing for the registration of the Acquisition Shares and cooperate in certain underwritten offerings thereof.

The Tracker Purchase Agreement and the Sequel Purchase Agreement are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K, and the foregoing summary description of the Tracker Purchase Agreement and the Sequel Purchase Agreement are qualified in their entirety by reference to respective exhibits, which are incorporated herein by reference. The Tracker Purchase Agreement and the Sequel Purchase Agreement are filed herewith to provide readers with information regarding their terms. They are not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Tracker Purchase Agreement and the Sequel Purchase Agreement were made as of the date of such agreements only and are in certain instances qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Tracker Purchase Agreement and the Sequel Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Tracker Purchase Agreement and the Sequel Purchase Agreement. Moreover, certain representations and warranties in each of the Tracker Purchase Agreement and the Sequel Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, readers should not rely on the representations and warranties in the Tracker Purchase Agreement and the Sequel Purchase Agreement, as characterizations of the actual statements of fact about the parties.

Voting Agreement

On March 31, 2021, Earthstone, EEH, OpCo, RoyaltyCo, SEG-I, SEG-II, and Warburg Pincus Private Equity (E&P) XI – A, L.P., Warburg Pincus XI (E&P) Partners – A, L.P., WP IRH Holdings, L.P., Warburg Pincus XI (E&P) Partners – B IRH, LLC, Warburg Pincus Energy (E&P)-A, LP, Warburg Pincus Energy (E&P) Partners-A, LP, Warburg Pincus Energy (E&P) Partners-B IRH, LLC, WP Energy Partners IRH Holdings, L.P., and WP Energy IRH Holdings, L.P. (collectively, the “Warburg Entities”), entered in a Support and Voting Agreement (the “Voting Agreement”). The Warburg Entities collectively own 13,238,110 shares of Class A Common Stock.

Under the Voting Agreement, the Warburg Entities have agreed to vote their shares of the Company at any meeting of the Company’s stockholders in favor of the Tracker Purchase Agreement, the Sequel Purchase Agreement, and the transactions contemplated thereunder, including the issuance of the Acquisition Shares.

Also, as part of the Voting Agreement, the Warburg Entities agreed that they would not take any of a variety of actions that would interfere with, hinder or preclude consummation of the Tracker Purchase Agreement or the Sequel Purchase Agreement or the transactions contemplated thereunder. The Voting Agreement will terminate upon the earliest of the closing of the Tracker Purchase Agreement, the termination of the Tracker Purchase Agreement and the Sequel Purchase Agreement, or the mutual agreement of the parties.

The foregoing descriptions of Tracker Purchase Agreement, the Sequel Purchase Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of Tracker Purchase Agreement, the Sequel Purchase Agreement and the Voting Agreement, which are attached as Exhibits 2.1, 2.2 and 10.1, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Additional Information and Where to Find it

In connection with the proposed Acquisition, Earthstone intends to file with the SEC a proxy statement and other relevant documents in connection with the proposed Acquisition. EARTHSTONE URGES INVESTORS AND STOCKHOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE, TRACKER, SEQUEL AND THE PROPOSED ACQUISITION. Investors and stockholders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com. Investors and stockholders may also read and copy any reports, statements and other information filed by Earthstone, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting Earthstone by mail at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas, 77380, or by telephone at (281) 298-4246.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Tracker Purchase Agreement, the Sequel Purchase Agreement, the Acquisition and the Acquisition Shares in Item 1.01 above is incorporated in this Item 3.02 by reference.

The Acquisition Shares will be issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and/or other exemptions thereunder, as promulgated by the SEC under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On April 1, 2021, Earthstone issued a press release announcing the execution of the Tracker Purchase Agreement and the Sequel Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

On April 1, 2021, Earthstone provided supplemental information in an investor presentation (the “Presentation Materials”) regarding the Acquisition contemplated by the Tracker Purchase Agreement and the Sequel Purchase Agreement. A copy of the Presentation Materials is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
2.1*
Purchase and Sale Agreement dated March 31, 2021, among Tracker Resource Development III, LLC, and TRD III Royalty Holdings (TX), LP, as Seller, and Earthstone Energy, Inc. and Earthstone Energy Holdings, LLC, as Buyer.

2.2*	Purchase and Sale Agreement dated March 31, 2021, among SEG-TRD LLC and SEG-TRD II LLC, as Seller, and Earthstone Energy, Inc. and Earthstone Energy Holdings, LLC, as Buyer.
10.1
Support and Voting Agreement dated March 31, 2021, by and among Earthstone Energy, Inc., Earthstone Energy Holdings, LLC, Tracker Resource Development III, LLC, TRD III Royalty Holdings (TX), LP, SEG-TRD LLC, SEG-TRD II LLC, Warburg Pincus Private Equity (E&P) XI – A, L.P., Warburg Pincus XI (E&P) Partners – A, L.P., WP IRH Holdings, L.P., Warburg Pincus XI (E&P) Partners – B IRH, LLC, Warburg Pincus Energy (E&P)-A, LP, Warburg Pincus Energy (E&P) Partners-A, LP, Warburg Pincus Energy (E&P) Partners-B IRH, LLC, WP Energy Partners IRH Holdings, L.P., and WP Energy IRH Holdings, L.P.

99.1	Press Release dated April 1, 2021.
99.2	Presentation Materials dated April 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date:	April 5, 2021	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration